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                                                                    EXHIBIT 99.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Williams Coal Seam Royalty Trust (the "Trust") on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.




                                 BANK OF AMERICA, N.A., TRUSTEE FOR
                                 WILLIAMS COAL SEAM GAS ROYALTY TRUST


Date: May 15, 2003               By: /s/ Ron E. Hooper
                                     -----------------------------------------
                                     Ron E. Hooper,
                                     Senior Vice President, Royalty Management


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO WILLIAMS COAL SEAM GAS ROYALTY TRUST AND WILL BE RETAINED BY WILLIAMS COAL SEAM GAS ROYALTY TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.